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                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                    TRW INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    TRW INC.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

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

                                                                            LOGO

NOTICE OF
1996 ANNUAL MEETING
OF SHAREHOLDERS
AND PROXY
STATEMENT

TRW Inc.
1900 Richmond Road
Cleveland, Ohio 44124

                                    TRW INC.
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

     The annual meeting of shareholders of TRW Inc. (the "Company") will be held at the Company's principal executive offices located at 1900 Richmond Road, Lyndhurst, Ohio, on Wednesday, April 24, 1996, at 8:30 a.m., to consider and act upon:

     (1) the election of five Directors for terms ending in 1999;

     (2) the ratification of the Directors' appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1996;

     (3) if properly brought before the meeting, the shareholder proposal appearing on pages 7, 8 and 9 of the accompanying proxy statement; and

     (4) such other matters as properly may be brought before the meeting.

     Holders of the Company's Common Stock and Serial Preference Stock II of record at the close of business on February 9, 1996 are entitled to notice of and to vote at the annual meeting.

                                          MARTIN A. COYLE
                                          Secretary

March 20, 1996

   Your vote is important. If you do not expect to attend the annual meeting of shareholders, or if you do plan to attend but wish to vote by proxy, please mark, date, sign and return promptly the enclosed proxy in the return envelope provided.

TRW Inc.
1900 Richmond Road
Cleveland, Ohio 44124

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 24, 1996

     The Directors of the Company request the accompanying proxy from holders of the Company's Common Stock ("TRW Common") and Serial Preference Stock II in connection with the annual meeting of shareholders of the Company to be held at 8:30 a.m. on April 24, 1996. The distribution of proxy materials is expected to commence on March 20, 1996.

     Shares represented by properly executed proxies will be voted in accordance with the instructions marked on the proxy. It is not anticipated that any matters other than those set forth in the Notice of Annual Meeting of Shareholders will be brought before the meeting. It is intended that shares represented by properly executed proxies, in the absence of instructions to the contrary, will be voted for the election of the nominees named in this proxy statement, for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors and against the shareholder proposal appearing on pages 7, 8 and 9 of this proxy statement. Abstentions and broker non-votes will be counted in determining votes present at the meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal, as each abstention or broker non-vote would be one less vote in favor of a proposal. The accompanying proxy also provides that the persons authorized by the proxy may, in the absence of instructions to the contrary, vote or act in accordance with their judgment on any other matter presented for action at the meeting.

                             ELECTION OF DIRECTORS

     At the annual meeting of shareholders, five Directors are to be elected for terms ending in 1999. M. Feldstein, R. M. Gates, E. B. Jones, D. B. Lewis and J.
T. Lynn, all of whom are currently serving as Directors, have been nominated for election at this annual meeting. Pursuant to the retirement policy for Directors, J. T. Lynn and E. B. Jones will reach retirement age at the time of the annual meeting in 1997 and 1998, respectively. Since the last annual meeting, D. B. Lewis, L. M. Martin and J. D. Ong have been elected Directors of the Company. Their biographical sketches are set forth on the following pages, along with those of the other continuing Directors.

     As a result of action taken by the Directors pursuant to the Company's Regulations, if any Director retires, resigns, dies or otherwise is unable to serve, the number of Directors of the Company will be fixed at the number of remaining Directors, provided that the number of Directors cannot be fixed at fewer than 12. If for any reason the number of Directors to be elected at this annual meeting should be reduced, or any nominee for election at this annual meeting should be unable to serve, shares represented by properly executed proxies, in the absence of instructions to the contrary, will be voted for the election of the nominees who remain able to serve and for such other person or persons, if any, who are nominated by the Directors. In no event, however, will the proxies be voted for more than five nominees. The five nominees receiving the greatest number of votes shall be elected.

     Set forth below is certain biographical information regarding the five nominees for election and the other continuing Directors of the Company with unexpired terms of office.

[PHOTO] MICHAEL H. ARMACOST, age 58, has been President of the Brookings Institution since October 1995. He served as a distinguished fellow and visiting professor at the Asia/Pacific Research Center of Stanford University from 1993 to 1995. Mr. Armacost was U.S. Ambassador to Japan from 1989 to 1993. He was first elected a Director of the Company in 1993, and his current term expires in 1998. Mr. Armacost also is a director of American Family Life Assurance Company and Applied Materials, Inc., and serves as a consultant to Goldman, Sachs & Co.

[PHOTO]                    (1) MARTIN FELDSTEIN, age 56, has been Professor of
                               Economics at Harvard University since 1967. Dr. Feldstein also is President and Chief Executive Officer of the National Bureau of Economic Research, a position he held from 1977 to 1982 and from July 1984 until the present. He was elected a Director of the Company in 1981, resigned his position upon joining the government in August 1982 and was again elected a Director of the Company in July 1984. His current term expires at this annual meeting. Dr. Feldstein also is a director of American International Group, Inc. and J. P. Morgan & Co. Incorporated.

[PHOTO]                    (1) ROBERT M. GATES, age 52, is a consultant, author
                               and lecturer. From 1991 to 1993, he served as Director of Central Intelligence for the United States. He served as Assistant to the President of the United States and Deputy National Security Advisor from 1989 to 1991. He was elected a Director of the Company in 1994, and his current term expires at this annual meeting. Dr. Gates also is a director of The Charles Stark Draper Laboratory, Inc., NACCO Industries, Inc. and Varity Corporation, a consultant to Placer Dome Inc., and a senior advisor to The Mitchell Group.

[PHOTO] JOSEPH T. GORMAN, age 58, has been Chairman of the Board and Chief Executive Officer of the Company since 1988. Mr. Gorman also served as President of the Company from 1985 to 1991 and as Chief Operating Officer of the Company from 1985 to 1988. He was first elected a Director of the Company in 1984, and his current term expires in 1997. Mr. Gorman also is a director of Aluminum Company of America and The Procter & Gamble Company.
-------------
(1) Nominee for election at this annual meeting.

[PHOTO] CARL H. HAHN, age 69, served as Chairman of the Board of Volkswagen AG from 1981 until his retirement at the end of 1992. He was first elected a Director of the Company in 1993, and his current term expires in 1998. Dr. Hahn is Chairman of the Board of Directors of Saurer Ltd., and a director of The British Petroleum Company p.1.c. and PACCAR Inc. He also serves as a member of the supervisory boards of a number of major European companies, including Volkswagen AG, Thyssen AG and Commerzbank.

[PHOTO] GEORGE H. HEILMEIER, age 59, has served as President and Chief Executive Officer of Bell Communications Research Inc. since 1991. Dr. Heilmeier was Senior Vice President and Chief Technical Officer of Texas Instruments Inc. from 1983 to 1991. He was first elected a Director of the Company in 1992, and his current term expires in 1998. Dr. Heilmeier also is a director of Automatic Data Processing, Inc. and Compaq Computer Corporation and a trustee of The MITRE Corporation.

[PHOTO] PETER S. HELLMAN, age 46, has been President and Chief Operating Officer of the Company since 1995. He was Executive Vice President and Assistant President of the Company from 1994 to 1995. Mr. Hellman served as Executive Vice President and Chief Financial Officer of the Company from 1991 to 1994 and as Vice President and Treasurer of the Company from 1989 to 1991. He was first elected a Director of the Company in 1995, and his current term expires in 1997. He also is a director of Arkwright Mutual Insurance Company.

[PHOTO] KAREN N. HORN, age 52, has served as Chairman of Bank One, Cleveland, N.A. since 1987. She also served as Chief Executive Officer of Bank One, Cleveland from 1987 to 1995. She was first elected a Director of the Company in 1990, and her current term expires in 1997. She also is a director of The British Petroleum Company p.1.c., Rubbermaid Incorporated and Eli Lilly and Company.

[PHOTO]                    (1) E. BRADLEY JONES, age 68, served as Chairman and
                               Chief Executive Officer of Republic Steel
                               Corporation and its successor LTV Steel Company from 1982 until his retirement in 1984. He was first elected a Director of the Company in 1982, and his current term expires at this annual meeting. Mr. Jones also is a trustee of First Union Real Estate Equity and Mortgage Investments and Fidelity Funds, and a director of Birmingham Steel Corporation, Cleveland-Cliffs Inc., Consolidated Rail Corporation and RPM, Inc.

--------------
(1) Nominee for election at this annual meeting.

[PHOTO] WILLIAM S. KISER, age 68, has been Vice Chairman and Chief Medical Officer of Primary Health Systems, L.P. since 1994. He served as medical director of American Health Care Management, Inc. from 1992 to 1994 and as Chairman of the Board of Governors and Chief Executive Officer of The Cleveland Clinic Foundation from 1977 until his retirement in 1989. Dr. Kiser was first elected a Director of the Company in 1985, and his current term expires in 1997. He also is a director of Positron Corporation and a trustee and an officer of the American Foundation of Urologic Diseases.

[PHOTO]                    (1) DAVID BAKER LEWIS, age 51, has been Chairman of
                               the Board of Lewis, White & Clay, a Detroit law firm, since 1982. He was first elected a Director of the Company in 1995, and his current term expires at this annual meeting. Mr. Lewis also is a director of Comerica Bank, Consolidated Rail Corporation and LG&E Energy Corporation.

[PHOTO]                    (1) JAMES T. LYNN, age 69, has been senior advisor to
                               Lazard Freres & Co. LLC, investment bankers, since November 1992. He served as Chairman of the Board and Chief Executive Officer of Aetna Life and Casualty Company from 1984 until his retirement in 1992. He was first elected a Director of the Company in 1993, and his current term expires at this annual meeting. Mr. Lynn also is a director of Pfizer Inc.

[PHOTO] LYNN M. MARTIN, age 56, has chaired Deloitte & Touche's Council on the Advancement of Women and has served as an advisor to the firm since 1993. She also has held the Davee chair at the J. L. Kellogg Graduate School of Management, Northwestern University, since 1993. Ms. Martin served as U.S. Secretary of Labor from 1991 to 1993. She served in the U.S. House of Representatives as the Representative from the 16th District of Illinois from 1981 to 1991. Ms. Martin was first elected a Director of the Company in 1995, and her current term expires in 1997. She also is a director of Ameritech Corporation, Dreyfus Funds, Harcourt General, Inc., The Procter & Gamble Company and Ryder System, Inc.

[PHOTO] JOHN D. ONG, age 62, has been Chairman and Chief Executive Officer of The BFGoodrich Company since July 1979. He was first elected a Director of the Company in 1995, and his current term expires in 1998. Mr. Ong also is a director of Ameritech Corporation, ASARCO, Inc., Cooper Industries, The Geon Company and The Kroger Company.

----------
(1) Nominee for election at this annual meeting.

[PHOTO] RICHARD W. POGUE, age 67, has served as senior advisor to Dix & Eaton, a public relations firm, since 1994. He was senior partner at the law firm of Jones, Day, Reavis & Pogue from 1993 to 1994 and managing partner of that firm from 1984 to 1992. He was first elected a Director of the Company in 1994, and his current term expires in 1998. Mr. Pogue also is a director of Continental Airlines, Inc., Derlan Industries Limited, M. A. Hanna Company, KeyCorp, OHM Corporation and Redland PLC.

DIRECTOR COMMITTEES AND MEETINGS

     The Company has six committees of the Directors.

     The Audit Committee (currently consisting of Directors Jones [Chair], Armacost, Gates and Horn) meets with management, internal auditors and independent auditors in connection with the Committee's review of matters relating to the Company's financial statements, its internal audit program, its system of internal accounting controls and the services of the independent auditors. The Committee meets with the internal auditors as well as the independent auditors, without management present, several times a year. The Audit Committee also recommends to the Directors the appointment of the independent auditors. This Committee met four times during 1995.

     The Compensation and Stock Option Committee (currently consisting of Directors Kiser [Chair], Feldstein, Hahn, Horn, Lewis and Ong) exercises the authority of the committee of Directors provided for in the Company's compensation plans. In addition, the Committee determines the compensation of the Company's executive officers, approves any compensation arrangements with a Director who is not employed by the Company, other than for services as a Director, and approves any compensation or benefit plans that are not generally applicable to salaried employees and that involve executive officers. This Committee met three times during 1995.

     The Executive Committee (currently consisting of Directors Gorman [Chair], Hellman, Jones and Kiser, with Mrs. Horn serving as an alternate member) meets during the intervals between meetings of the Directors to consider matters that may require action prior to the next Directors' meeting or to comply with or permit certification of certain recurring technical or legal requirements. The Executive Committee has all the authority of the Directors, other than the authority to fill vacancies among the Directors or in any committee of the Directors. This Committee met once during 1995.

     The Nominating Committee (currently consisting of Directors Horn [Chair], Hahn, Heilmeier, Jones, Lynn, Martin and Pogue) recommends to the Directors nominees for election as Directors of the Company, establishes the criteria for selection of nominees, and evaluates all candidates. The Nominating Committee considers all candidates submitted by interested persons, including Directors and shareholders of the Company. The name of any recommended candidate for Director, together with a brief biographical sketch, should be sent to the attention of the Secretary of the Company. A document indicating the candidate's willingness to serve, if elected, should also accompany the recommendation. This Committee met three times during 1995.

     The Public Policy Committee (currently consisting of Directors Heilmeier [Chair], Gates, Hahn, Martin and Pogue) reviews and makes recommendations on various Company policies and programs concerning the Company's relationships with employees, customers, shareholders, governments at all levels, local communities and the general public. This Committee met three times during 1995.

     The Retirement Funding Committee (currently consisting of Directors Feldstein [Chair], Armacost, Kiser, Lewis, Lynn and Ong) reviews the activities of the Company with respect to the funding policies for, and the administration and operation of, the Company's various funded domestic and foreign employee benefit plans and the performance of investment managers and trustees appointed for the plans. This Committee met twice during 1995.

     The Directors of the Company met five times during 1995. Each incumbent Director attended 75 percent or more of the aggregate number of meetings of Directors and meetings of committees on which he or she served, except for Dr. Heilmeier and Mr. Ong who attended approximately 72 percent of their designated meetings.

OWNERSHIP OF SHARES

     The table below sets forth the number of the Company's outstanding equity securities beneficially owned on March 1, 1996 and the number of option shares exercisable within 60 days of March 1 by (i) the Directors, including the nominees for election at the annual meeting; (ii) the Chief Executive Officer and the other five highest-paid executive officers; and (iii) all Directors and executive officers as a group. Except as otherwise indicated, sole voting power and sole investment power with respect to the shares beneficially owned, as shown in the table below, are held either by the individual alone or by the individual and his or her spouse.

                                                           NUMBER OF SHARES OF TRW COMMON
                                                          ---------------------------------
                                                             SHARES              BENEFICIAL
                                                          BENEFICIALLY           SHARES NOT
                                                            OWNED(1)              OWNED(2)
                                                          ------------           ----------
        M. H. Armacost..................................         950                      0
        M. A. Coyle.....................................      10,685                 88,855
        M. Feldstein....................................       1,155                      0
        R. M. Gates.....................................         453                      0
        J. T. Gorman....................................      65,143(3)             349,284
        C. H. Hahn......................................       1,200                      0
        T. W. Hannemann.................................      22,248                 67,066
        G. H. Heilmeier.................................       1,464                      0
        P. S. Hellman...................................      21,286                 77,998
        K. N. Horn......................................       1,150                      0
        J. A. Janitz....................................       5,757                 26,500
        E. B. Jones.....................................       1,750                      0
        W. S. Kiser.....................................       2,750                      0
        D. B. Lewis.....................................         500                      0
        J. T. Lynn......................................       1,050                      0
        C. O. Macey.....................................       4,749                 43,333
        L. M. Martin....................................         550                      0
        J. D. Ong.......................................         250                      0
        R. W. Pogue.....................................       2,858                      0
        All Directors and executive officers as a
          group.........................................     218,462              1,050,740

---------------
(1) Includes shares of TRW Common held in The TRW Employee Stock Ownership and Stock Savings Plan and other similar nonqualified plans.

(2) In accordance with the rules of the Securities and Exchange Commission, the number of shares that may be acquired within 60 days of March 1, 1996, upon exercise of stock options granted by the Company, are shown in this column.

(3) This number does not include 3,767 shares of TRW Common, held by immediate family members, of which J. T. Gorman disclaims beneficial ownership.

RELATIONSHIPS AND TRANSACTIONS

     Director Compensation. An officer of the Company who also serves as a Director does not receive any additional compensation for serving as a Director or as a member or chairman of a committee. All non-employee Directors receive a retainer fee at the rate of $30,000 per year. Directors who serve as chairs of the Audit and Compensation and Stock Option Committees receive an additional annual retainer fee of $5,000.

Directors who serve as chair of any other committee receive an additional annual retainer fee of $3,000. Directors also receive a fee of $1,050 for each meeting of the Directors and each meeting of a committee of the Directors attended. No more than $2,100 is paid for meetings attended on any one day. Directors are also reimbursed for expenses incurred in connection with attendance at Director and committee meetings.

     On August 1 of each year, each non-employee Director receives, as part of his or her compensation, a grant of 250 shares of TRW Common, pursuant to the TRW Inc. Stock Plan for Non-Employee Directors. During 1995, such grant was made at a per share value of $73.625 on the date of grant.

     A deferred compensation plan permits non-employee Directors to defer payment of all or any part of their cash retainer and meeting fees until the Director ceases to serve as a Director, the Director reaches an age when Social Security earnings limits no longer apply, or for a specified period of time of at least two years. The plan permits any participating Director to elect whether his or her account will be credited with investment earnings based on the performance of the Equity Fund or the Insured Return Fund of The TRW Employee Stock Ownership and Stock Savings Plan.

     The Company maintains a pension plan for non-employee Directors. The plan, which is a nonqualified, unfunded arrangement, provides an annuity equal to 100 percent of the Director's most recent annual retainer fee plus the value of the shares distributed to the Director as of the August 1 distribution immediately prior to his or her termination of service as a Director. The pension is payable to a Director when he or she reaches age 70 if (i) he or she terminated service as a Director since January 1, 1988, and (ii) he or she is not a current or former Company employee. The annuity is payable for the shorter of the lifetime of the Director or the length of his or her service as a Director.

     In the past, the Company has retained Lazard Freres & Co. LLC, of which James T. Lynn is senior advisor, to provide investment banking services. The Company may engage Lazard Freres & Co. LLC in the future to provide similar services.

     Section 16(a) Compliance. Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated under it require that certain officers, Directors and beneficial owners of the Company's equity securities ("insiders") file various reports with the Securities and Exchange Commission. The Company has procedures in place to assist insiders in preparing and filing Section 16 reports on a timely basis. All of the Company's insiders have timely filed the required reports under Section 16(a) with respect to 1995. However, in four reports filed by J. T. Gorman, Chairman of the Board and Chief Executive Officer of the Company, in years prior to 1995, the holdings and acquisition of shares in four exempt transactions pursuant to a gift (125 shares) and the participation in the TRW Dividend Reinvestment Plan (143 shares) by a member of Mr. Gorman's family, were inadvertently not reported.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the accounting firm of Ernst & Young LLP has been appointed by the Directors, subject to shareholder ratification, to continue to serve as the Company's independent auditors for the fiscal year ending December 31, 1996. Historically, Ernst & Young LLP has served as the Company's independent auditors and is considered to be highly qualified. Representatives of Ernst & Young LLP are expected to be present at the annual meeting with the opportunity to make a statement and to be available to respond to questions.

     THE DIRECTORS RECOMMEND A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1996.

            SHAREHOLDER PROPOSAL REGARDING REPORT TO SHAREHOLDERS ON
                   RESEARCH AND DEVELOPMENT OF SPACE WEAPONS

     The Company has been informed that three shareholders intend to submit the proposal set forth below for adoption at the annual meeting. The names and addresses and number of shares held by the shareholders submitting such proposal will be furnished to any person upon request.

        "WHEREAS Star Wars is far from dead despite its name change from 'Strategic Defense Initiative' to 'Ballistic Missile Defense (BMD).'

        WHEREAS we believe, it is an ironic twist to the end of the Cold War that the U.S. has accelerated plans to deploy strategic defenses against intercontinental ballistic missiles. These plans undermine international law and threaten satellite communication and verification systems which make possible arms control agreements.

        WHEREAS the US and Russia, as well as other countries, are struggling for arms control agreements. Because no country has an effective anti-satellite weapons system (ASAT), a bilateral ban on ASAT testing could succeed.

        WHEREAS TRW continues to invest corporate resources to seek new business opportunities in space and defense.

        WHEREAS in 1994 TRW ranked 18 among the top 100 Department of Defense
        (DOD) contractors with contracts in excess of $848 million; 2 among the ten largest 'Star Wars' contractors with contracts in excess of $48 million; and number 14 among leading DOD electronics and communications companies with contracts in excess of $243 million.

        THEREFORE BE IT RESOLVED the shareholders request the Board of Directors to provide a comprehensive report describing our Company's involvement in the nuclear defense system, formerly the space-based Star Wars or Strategic Defense Initiative, and now called Ballistic Missile Defense. The report should be available to shareholders on request within six months of the 1996 annual meeting, may omit proprietary and classified information and be prepared at reasonable cost."

             The shareholders have submitted the following supporting statement:

             "As investors, we are concerned about company dependence upon Department of Defense contracts and hope a written report would describe the following aspects:

           -- current value of outstanding contracts to develop components for the Ballistic Missile Defense Organization;

           -- amount of TRW's own money (versus DOD funding) spent on in-house research and development (R&D) for the BMD program. Since the current mission has a more traditional ground-based orientation, is it likely that TRW will designate more of its own R&D money for the program?

           -- TRW's efforts to diversify into non-DOD contracts in this segment of its aerospace and defense division;

           -- how annual threats to cut federal funding for the components of these programs affect our company e.g. employment and how our company counters these threats e.g. lobbying, industry associations' public relations efforts;

           -- the moral and financial reasons for bidding on DOD contracts.

             As religiously-affiliated sponsors of this resolution, we question the judgment of the special-interest groups who lobby Congress to make weapons a higher priority than meeting human needs. We believe further expenditures for development of space-based nuclear defense systems, the ballistic missile system, are immoral and indefensible. We urge release of information about the extent to which our company is involved in the research, production and promotion of weapons for the Ballistic Missile Defense Organization."

     THE DIRECTORS BELIEVE THAT THIS PROPOSAL IS CONTRARY TO THE BEST INTERESTS OF THE COMPANY AND RECOMMEND A VOTE AGAINST THE ADOPTION OF THE SHAREHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

     This proposal is substantially the same as the proposal, raised by the same proponents, that was defeated in each of the last three years by nearly 90 percent of the shareholders voting on the issue. As was the case with the prior proposals, the Directors believe that this proposal is political and ideological in nature, and it appears to the Directors that the purpose of the proposal is to cause the Company to engage in second-guessing the United States Government on the advisability of military projects. The Directors believe that neither the proxy statement nor the annual meeting is the appropriate forum for this debate. Debate on such matters belongs, and is appropriately carried on, in the Administration, Congress, the press, and in other public forums of our society. Once the United States Government has determined that a military project is appropriate, it is the Directors' view that it is both proper and in the best interest of the Company to consider participating in such project.

     The space and defense work in which the Company engages (i) provides jobs for employees and profits for our shareholders, (ii) helps to keep both the Company and the United States in the forefront in peaceful efforts to develop opportunities in space and (iii) forms the backbone of the Company's advances in technology and science. Several hundred specific new products or product enhancements have resulted from the Company's space and defense work, to the benefit of the Company's core automotive business as well as other non-defense business ventures. For example, consumers have been the recipients of safer and more reliable technology (i) in the Company's development of the silent steering hydraulic valve, sensors for air bag inflators, automotive radar, electronically-assisted steering and improved electronics for its core automotive business and (ii) in the areas of traffic management, airport management and communications in the non-automotive businesses.

     Extensive information concerning all parts of the Company's business, including its space and defense business, is available to shareholders in the 1995 Annual Report to Shareholders and in the 1995 Annual Report on Form 10-K.

VOTE REQUIRED

     Approval of the foregoing shareholder proposal will require the affirmative vote of holders of a majority of the shares (including both TRW Common and Serial Preference Stock II) represented and voting on this proposal at the annual meeting.

     PROXIES SOLICITED BY THE DIRECTORS WILL BE VOTED AGAINST THE SHAREHOLDER PROPOSAL UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

                       COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON THE COMPENSATION OF THE
               CHIEF EXECUTIVE OFFICER AND ALL EXECUTIVE OFFICERS

     The Compensation and Stock Option Committee (the "Compensation Committee") of the Company determines the compensation of all executive officers of the Company, including Joseph T. Gorman, Chairman of the Board and Chief Executive Officer of the Company. Compensation decisions for all executive officers of the Company are based on the Company's executive compensation philosophy. This compensation philosophy has five primary principles: (i) link executive compensation to the creation of sustainable increases in shareholders' value;
(ii) provide executive compensation rewards contingent upon organizational performance; (iii) differentiate compensation based on individual executive contribution; (iv) promote teamwork among executives and other Company employees; and (v) encourage the retention of a sound management team.

     To implement this philosophy, the Compensation Committee has structured executive compensation programs with three primary components -- annual salary, yearly performance bonus and stock-based incentive programs, which include stock option grants and strategic incentive grants. Certain compensation plans are structured to focus on the long-term performance of the Company even though such long-term steps may not have near-term positive ramifications. Variable at-risk compensation, both annual and long-term, is a significant percentage of total executive compensation -- the higher the position of the executive, the greater the percentage of at-risk compensation. Stock-based incentives, designed to link shareholder and executive interests and to encourage stock ownership by executives, form a significant component of the total executive compensation package.

ANNUAL SALARY AND YEARLY PERFORMANCE BONUS

     The Compensation Committee determines the annual salary and yearly target performance bonus percentage of each executive officer based on the level of duties and responsibilities of the executive officer, the executive officer's experience and prior performance, and industry practices.

     Salaries are reviewed annually by the Compensation Committee and are increased only when warranted by the financial performance of the Company in both absolute and relative terms, executive performance and/or competitive practices. The yearly performance bonus is based upon the following factors, all of which are relative to the target performance level established for the executive officer: (i) the executive officer's performance against individual goals; (ii) the performance of the executive officer's unit within the Company against that unit's goals; and (iii) the performance of the Company against Company goals. The threshold, target and maximum performance levels for each such goal are established in the discretion of the Compensation Committee.

     Goals vary from year to year and from unit to unit and, with regard to executive officers, include both quantitative and qualitative factors. The quantitative goals evaluated by the Compensation Committee in fixing the actual 1995 bonuses were based on specific profit targets, return-on-assets-employed targets and cash flow targets, in each case applicable to the Company and, where appropriate, the executive's unit. The qualitative goals for 1995 bonuses were based on business infrastructure and core capabilities (which include asset management, cost reduction, quality, continuous process improvement, technology management and innovation, productivity, and employee satisfaction), strategic positioning and business development, customer satisfaction and intra-company collaboration or functional goals. The relative importance of these quantitative and qualitative goals may vary from executive officer to executive officer. At the beginning of each year, the Compensation Committee reviews and weighs the goals of each executive officer. However, these specific weights provide only compensation guidelines, and the annual bonus for the executive officer is not necessarily the bonus that would be dictated by strict adherence to the goal weighting.

STOCK-BASED INCENTIVE PROGRAMS

     Stock Option Grants. In order to focus employees on the long-term performance of the Company, the Company has long maintained stock option plans for certain managerial and professional employees, including all executive officers. In 1995, over 500 employees were granted stock options. The Compensation Committee fixes the terms and the size of the grants of stock options to all recipients, including all executive officers. Options currently granted become exercisable at a rate of 33-1/3 percent per year for each full year of continuous employment with the Company after the date of grant, and have an exercise price of not less than the fair market value of TRW Common on the date of grant.

     In connection with the 1995 stock option process, the Compensation Committee primarily determined the guidelines for the number of shares underlying stock options granted to an executive officer based upon the total amount of long-term compensation payable to the executive officer in relation to market practices concerning total compensation and the mix of long-term compensation components that the Compensation Committee believed in its discretion were appropriate for such officer. In addition, stock option grants were based primarily upon the Compensation Committee's evaluation of each executive officer's anticipated contribution to the Company, the executive officer's responsibilities, duties, performance and experience and, secondarily, to prior grants made to such officer.

     Strategic Incentive Grants. In April 1994, the Company made strategic incentive grant awards ("SIGs") under the 1994 TRW Long-Term Incentive Plan to executive officers. The SIGs consist of performance share rights pursuant to which the grantees are entitled to receive shares of TRW Common in the event that certain returns on assets employed are achieved for each of the four years from 1994 through 1997. Although the SIGs extend over a four-year period, the SIGs awarded in 1994 provide for annual payouts of a percentage of the total SIG award based on actual performance when compared to annual return-on-assets-employed milestone goals set for the executive officer's unit and/or the Company as a whole. Because the SIGs require continuous and increasingly improving financial performance in successive grant years in order for annual payments in such successive grant years to be made, the Compensation Committee believes that SIGs promote a long-term focus on the profitability of the Company and the executive officer's unit within the Company. However, in accordance with the regulations of the Securities and Exchange Commission, the SIG payouts are deemed annual payments and are consequently disclosed under the "Bonus" column of the Summary Compensation Table. The dollar amounts included in the "Bonus" column, therefore, are comprised of the yearly performance bonus, described above, and the SIG payouts (the stock component of which is valued based on the fair market value of TRW Common on the date of payout).

     As was the case with stock options, the Compensation Committee primarily determined the guidelines for the SIGs awarded to each executive officer based upon the total amount of compensation payable to the executive officer in relation to market practices concerning total compensation and the mix of long-term compensation components that the Compensation Committee believed in its discretion were appropriate for such officer. The mix of long-term compensation components awarded to each executive officer was determined in the discretion of the Compensation Committee without utilizing a specific formula. Specific SIG awards were based primarily upon the Compensation Committee's evaluation of each executive officer's anticipated contribution to the Company, the executive officer's responsibilities, duties, performance and experience.

     Stock Ownership Guidelines. The Company has adopted stock ownership guidelines for its senior executives to reinforce the relationship of individual rewards to the long-term performance of the Company and to insure clear alignment of the executives' interest with those of the shareholders. In general, senior executives will be expected to hold certain multiples of their annual salary, ranging from 1.5 times annual salary to 6 times annual salary for the Chief Executive Officer. Senior executives who are not currently holding shares at the guideline level will be expected to do so generally within five years.

COMPENSATION SURVEY DATA

     Regularly, the Compensation Committee reviews comparable company information in order to establish the general guidelines for executive officer compensation. Based on such information to the extent that it is available, the Compensation Committee considers each executive officer's salary and target performance bonus at the 60th percentile of the comparable company information and the target long-term compensation at the 75th percentile of such comparable company information. Once the Compensation Committee has formulated such general compensation information, an individual executive compensation package is tailored to each executive officer, based on his or her responsibilities, duties, performance and experience.

     Since the Company operates in several discrete industries, the comparable company information used varies from executive to executive. The compensation of executive officers who manage business operations is compared to compensation information of corporations in similar industries, when it is available. The short-term compensation of Company staff level executives and the Chief Executive Officer and the President is compared to compensation information from a 45-company, multi-industry group, and the long-term compensation of such executives is compared to compensation information from a 33-company, multi-industry group. Each of these multi-industry groups is compiled by an independent compensation consultant and is not limited to any particular manufacturing business. Consequently, the corporations to which executive officer compensation is compared are not necessarily the same as those in the Peer Industry Group set forth in "Comparison of Five-Year Cumulative Total Return of TRW Inc., S&P 500 Index and Peer Industry Group."

COMPENSATION OF JOSEPH T. GORMAN, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

     Joseph T. Gorman has served as Chairman of the Board and Chief Executive Officer ("CEO") of the Company since December 1988. During Mr. Gorman's tenure as Chairman, sales, earnings and the price of TRW Common have increased significantly. The Compensation Committee believes that Mr. Gorman's strong leadership of the Company has contributed to the long-term growth in shareholder value.

     As is the case with the other executive officers of the Company, the Compensation Committee looks periodically to the comparable company information described above to establish the general guidelines for CEO compensation. Once the Compensation Committee has reviewed comparable company information, it determines the CEO's salary and bonus, as well as the size of his stock option grants and SIG award, basing its determinations on its review of the financial performance of the Company, including profit levels, Mr. Gorman's performance as Chairman and CEO, his importance to the Company and his implementation of the Company's strategic goals. While the Compensation Committee reviews all these factors, no specific weight is assigned to any particular factor (except in the case of the yearly performance bonus as described below), and Mr. Gorman's total compensation is not established pursuant to a fixed formula. The mix of the various short-term and long-term compensation components is determined in the discretion of the Compensation Committee, based on competitive factors and what the Compensation Committee determines will best align the interests of the CEO with the shareholder. The Compensation Committee attempts to maintain a high proportion of Mr. Gorman's compensation as being "at-risk" compensation. Currently, more than 70 percent of Mr. Gorman's compensation is not firmly fixed until after performance has been reviewed and evaluated.

     In February 1995, the Compensation Committee set Mr. Gorman's salary for 1995 at $1,014,000, an 8.4 percent increase over his 1994 salary. The salary increase was due in part to Mr. Gorman's leadership in sustaining high levels of performance, his role in exceeding the quantitative and qualitative goals described above and the relationship of his salary and total compensation to comparable companies. While the Compensation Committee reviewed all of these factors in determining Mr. Gorman's salary, no specific weights were placed on any of the factors, and the salary increase process was not tied to specific performance goal attainment.

     Based on competitive market information, the Compensation Committee established Mr. Gorman's target performance bonus for 1995 at 60 percent of his salary. In February 1996, Mr. Gorman received for 1995 a performance bonus of $1,170,200, which is approximately 115 percent of his 1995 salary. Mr. Gorman's 1995 performance bonus was based on the same quantitative and qualitative goals described above in "Annual Salary and Yearly Performance Bonus." In establishing the general guidelines for the 1995 performance bonus, the Compensation Committee weighted those goals as follows: TRW profit goals -- 25 percent; TRW return-on-assets-employed goals -- 20 percent; TRW cash flow goals -- 15 percent; business infrastructure and core capabilities goals -- 10 percent; strategic positioning and business development goals -- 10 percent; customer satisfaction goals -- 10 percent; and Company Staff functional goals -- 10 percent. Mr. Gorman's overall performance and his performance with regard to the above goals have been evaluated by the Compensation Committee to be greater than target. In 1995, the Company experienced record revenues and profits. As indicated above, the specific quantitative and qualitative goals provided the Compensation Committee with general guidelines for the amount of Mr. Gorman's bonus, and the final bonus amount was adjusted by the Compensation Committee to reflect its subjective determination of Mr. Gorman's performance as Chairman and CEO in 1995.

     Mr. Gorman's stock option grant of 70,000 shares in 1995 was structured as an annual grant. His 1994 SIG award is structured as a four-year grant with target payout of 60,000 shares of TRW Common over the four-year term. His 1995 SIG payout is tied by formula to the return on assets employed earned by the Company in 1995.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

     The Omnibus Budget Reconciliation Act of 1993 mandates that certain compensation in excess of $1 million paid annually by a public company to certain executive officers is not deductible for federal tax purposes. The Company's policy is to utilize legally available tax deductions whenever appropriate, and the Compensation Committee, when determining executive compensation programs, considers all relevant factors, including the tax deductions that may result from such compensation. Accordingly, the Company has attempted to preserve the federal tax deductibility of compensation in excess of $1 million a year where such effort will not adversely affect the aims of the Company's compensation philosophy. At the 1994 Annual Meeting of Shareholders, the Company, therefore, sought and obtained the shareholder approval necessary to have stock options granted pursuant to the 1994 TRW Long-Term Incentive Plan qualify for federal tax deductibility. The Compensation Committee has decided not to make the necessary changes to secure tax deductibility for the other components of executive compensation described above because qualifying such compensation for tax deductibility under Section 162(m) would restrict the Compensation Committee's ability to exercise its discretion in crafting compensation packages. The Compensation Committee believes that the best interests of shareholders are served by a continuation of its current executive compensation philosophy, which provides significant performance incentives for executive officers and permits the Compensation Committee to exercise discretion in the design and implementation of compensation packages.

BY: THE TRW INC. COMPENSATION AND STOCK OPTION COMMITTEE

William S. Kiser, Chairman     Carl H. Hahn                David Baker Lewis
Martin Feldstein               Karen N. Horn               John D. Ong

SUMMARY COMPENSATION INFORMATION

     The following Summary Compensation Table sets forth certain compensation information for the Chief Executive Officer and the other five highest-paid executive officers in the fiscal years ended December 31, 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                              ANNUAL COMPENSATION                ------------
                                  --------------------------------------------    SECURITIES
                                                                      OTHER       UNDERLYING    ALL OTHER
            NAME AND                                               ANNUAL COM-     OPTIONS       COMPEN-
       PRINCIPAL POSITION         YEAR     SALARY      BONUS(1)    PENSATION(2)      (#)        SATION(3)
--------------------------------  ----   ----------   ----------   -----------   ------------   ---------
J. T. Gorman, Chairman..........  1995   $1,007,417   $3,808,400     $77,099        70,000       $73,930
  of the Board and Chief          1994      932,083    3,071,050      68,335        65,000        58,590
  Executive Officer               1993      896,667    2,496,531          --             0        56,633
P. S. Hellman, President........  1995      495,833    2,115,950          --        20,000        35,115
  and Chief Operating Officer     1994      429,167    1,654,438          --        20,000        22,308
                                  1993      305,833    1,022,489          --             0        16,540
J. A. Janitz, Executive.........  1995      376,667    1,283,700     118,441        12,000        25,624
  Vice President and General      1994      319,167      967,975          --        12,000        20,968
  Manager, Occupant Restraint
  Systems Group (4)
C. O. Macey, Executive..........  1995      365,000      979,208      73,990        10,000       329,564
  Vice President and General      1994      367,500      974,875          --        10,000        19,043
  Manager, Steering, Suspension   1993      317,083      570,074          --             0        18,463
  & Engine Group (5)
T. W. Hannemann, Executive......  1995      330,000    1,242,400          --         9,000        23,746
  Vice President and General      1994      315,000      924,223          --        10,000        19,681
  Manager, Space & Electronics    1993      315,000    1,051,678          --             0        18,308
  Group
M. A. Coyle, Executive..........  1995      343,750    1,215,800          --         9,000        25,043
  Vice President, General         1994      329,167      984,150          --        10,000        20,601
  Counsel and Secretary           1993      318,750    1,050,289          --             0        18,661

---------------
(1) The dollar amounts included in this column are comprised of the (i) yearly performance bonus which is paid in February of the year following the year to which it relates and (ii) payouts made pursuant to the Company's strategic incentive grants (the "SIGs") under the 1994 TRW Long-Term Incentive Plan and, in the case of payouts attributable to 1993, the 1989 TRW Long-Term Incentive Plan. The SIGs are four-year grants, pursuant to which annual payments are made based on continuous and increasing return-on-assets-employed goals established at the time of grant. However, in accordance with the regulations of the Securities and Exchange Commission, the SIG payouts are deemed annual compensation and are consequently disclosed under the "Bonus" column of the Summary Compensation Table.

    The amounts set forth in the "Bonus" column for 1995, 1994 and 1993 include the following amounts attributable to the yearly performance bonus and SIG payouts: J. T. Gorman (1995 -- $1,170,200 [bonus] and $2,638,200 [SIG];
    1994 -- $1,132,300 [bonus] and $1,938,750 [SIG]; 1993 -- $661,000 [bonus]
    and $1,835,531 [SIG]); P. S. Hellman -- (1995 -- $577,000 [bonus] and
    $1,538,950 [SIG]; 1994 -- $523,500 [bonus] and $1,130,938 [SIG];
    1993 -- $196,500 [bonus] and $825,989 [SIG]); J. A.
    Janitz -- (1995 -- $404,300 [bonus] and $879,400 [SIG]; 1994 -- $322,900
    [bonus] and $645,075 [SIG]); C. O. Macey -- (1995 -- $288,000 [bonus] and
    $691,208 [SIG]; 1994 -- $329,800 [bonus] and $645,075 [SIG];
    1993 -- $113,500 [bonus] and $456,574 [SIG]); T. W. Hannemann --
    (1995 -- $363,000 [bonus] and $879,400 [SIG]; 1994 -- $308,400 [bonus] and
    $615,823 [SIG]; 1993 -- $208,500 [bonus] and $843,178 [SIG]); and M. A.
    Coyle -- (1995 -- $336,400 [bonus] and

    $879,400 [SIG]; 1994 -- $337,900 [bonus] and $646,250 [SIG];
    1993 -- $224,300 [bonus] and $825,989 [SIG]). Payments under the SIGs are made in shares of TRW Common or, if performance exceeds target, a combination of shares of TRW Common and cash, unless the Compensation and Stock Option Committee determines to pay the excess over target in shares of TRW Common. Any stock portion of a SIG payout is valued based on the fair market value of TRW Common on the date of payment.

(2) Other Annual Compensation for 1995 includes: (i) for Mr. Gorman, $30,236 relating to personal use of Company aircraft and $20,380 relating to automobile allowance; (ii) for Mr. Janitz, $89,204 relating to initiation fees and annual dues for country club membership in connection with his relocation; and (iii) for Mr. Macey, $48,428 relating to automobile allowance and for discount on purchase of a Company automobile in connection with his retirement.

(3) Amounts disclosed in this column reflect the following Company matching contributions on behalf of the named executives with regard to The TRW Employee Stock Ownership and Stock Savings Plan and other nonqualified plans: J. T. Gorman -- $64,192; P. S. Hellman -- $30,580; J. A.
    Janitz -- $20,987; C. O. Macey -- $20,844; T. W. Hannemann -- $19,152; and
    M. A. Coyle -- $20,449. This column also includes the following additional imputed life insurance costs for each of the named executives: J. T. Gorman -- $6,282; P. S. Hellman -- $1,079; J. A. Janitz -- $1,181; C. O.
    Macey -- $2,115; T. W. Hannemann -- $1,138; and M. A. Coyle -- $1,138. The
    Company also incurred a net excess cost of $3,456 on behalf of each named executive in connection with an executive health insurance plan. In addition, this column includes retirement gifts for Mr. Macey that were valued at $10,072, a special cash award of $250,000 made to him in recognition of his many years of service to the Company and a cash payment of $43,077 for accrued vacation payable to him.

(4) Mr. Janitz became an executive officer of the Company on August 1, 1994. Therefore, compensation information for 1993 is not presented.

(5) Mr. Macey retired as an officer of the Company on December 1, 1995. Upon his retirement, he agreed to serve as a consultant to the Company (see "Change in Control Agreements and Other Compensatory Arrangements").

OPTION GRANTS IN 1995

     The following sets forth information concerning the grant of stock options to the Chief Executive Officer and the other five highest-paid executive officers in 1995.

                                                                            POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES
                                                                                 OF STOCK APPRECIATION FOR OPTION TERM(2)
                                                                           -----------------------------------------------------
                                                                                      5%                          10%
                                       INDIVIDUAL GRANTS                   -------------------------   -------------------------
                       -------------------------------------------------                     MARKET                      MARKET
                                      PERCENT                                                PRICE                       PRICE
                       NUMBER OF      OF TOTAL                                              REQUIRED                    REQUIRED
                       SECURITIES     OPTIONS                                                  TO                          TO
                       UNDERLYING     GRANTED                                               REALIZE                     REALIZE
                        OPTIONS     TO EMPLOYEES   EXERCISE                                  DOLLAR                      DOLLAR
                        GRANTED      IN FISCAL     OR BASE    EXPIRATION                     GAINS                       GAINS
        NAME             (#)(1)         YR.         PRICE        DATE       DOLLAR GAINS    ($/SH.)     DOLLAR GAINS    ($/SH.)
---------------------  ----------   ------------   --------   ----------   --------------   --------   --------------   --------
J. T. Gorman.........    70,000          9.4        $64.63     2/7/2005    $    2,845,500   $105.28    $    7,211,400   $ 167.65
P. S. Hellman........    20,000          2.7         64.63     2/7/2005           813,000    105.28         2,060,400     167.65
J. A. Janitz.........    12,000          1.6         64.63     2/7/2005           487,800    105.28         1,236,240     167.65
C. O. Macey..........    10,000          1.3         64.63     2/7/2005           406,500    105.28         1,030,200     167.65
T. W. Hannemann......     9,000          1.2         64.63     2/7/2005           365,850    105.28           927,180     167.65
M. A. Coyle..........     9,000          1.2         64.63     2/7/2005           365,850    105.28           927,180     167.65
All
  Shareholders(3)....       N/A          N/A           N/A          N/A     2,675,787,510    105.28     6,781,294,694     167.65

---------------
(1) The indicated options were granted pursuant to the 1994 TRW Long-Term Incentive Plan. The options were granted at the fair market price of TRW Common on the date of grant ($64.63 per share), have 10-year terms and become exercisable in equal annual increments over a three-year period. Such vesting can be accelerated by the occurrence of a change in control (see "Change in Control Agreements and Other Compensatory Arrangements"). Vested options must be exercised within 90 days of termination of employment to the extent that the grantee's employment is terminated prior to age 55 (other than by death or disability).

(2) Potential Realizable Values are based on the number of shares of TRW Common underlying the options granted multiplied by the difference between the exercise price for the options and assumed 5% and 10% annual appreciation over the 10-year option period. The 5% and 10% annual appreciation rates are compounded rates, resulting in an assumed increase in stock price at approximately 62.9% and 159.4% respectively. These annual appreciation rates are arbitrary figures and, to the extent that the price of TRW Common does not increase as set forth in these appreciation rates, actual dollar gains will be less than set forth in this table. Actual annualized compounded appreciation for TRW Common from December 31, 1985 to December 31, 1995 was approximately 5.8% per year.

(3) This line represents the gains that all shareholders will achieve (exclusive of dividends paid) if the price of TRW Common increases over a 10-year period at compounded rates of 5% and 10% per year. The number of shares is based on the outstanding shares of TRW Common at February 9, 1996, 65,825,031. The total market value of all outstanding TRW Common at February 9, 1996 was $5,603,355,763.

STOCK OPTION EXERCISES

     The following table sets forth information concerning stock option exercises by the Chief Executive Officer and the other five highest-paid executive officers in 1995 and the value of in-the-money options held by those individuals on December 31, 1995. No stock appreciation rights ("SARs") have been granted to, or are currently held by, the named executive officers. The value of in-the-money options (i.e., options in which the fair market value of TRW Common exceeds the exercise price of the options) is based on the difference between the exercise price of the options and the closing price of TRW Common on December 29, 1995 (the last trading day of 1995), which was $77.50. The value realized on exercised options is based on the difference between the exercise price for the options and the closing price of TRW Common on the date of exercise.

                                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                  AND FISCAL YEAR-END OPTION VALUES
                              --------------------------------------------------------------------------
                                                                NUMBER OF
                                                               SECURITIES
                                                               UNDERLYING
                                                               UNEXERCISED        VALUE OF UNEXERCISED
                                                               OPTIONS AT             IN-THE-MONEY
                                                                FY-END(#)           OPTIONS AT FY-END
                              SHARES ACQUIRED    VALUE        EXERCISABLE/            EXERCISABLE/
            NAME              ON EXERCISE(#)    REALIZED      UNEXERCISABLE           UNEXERCISABLE
----------------------------- ---------------   --------   -------------------   -----------------------
J. T. Gorman.................      24,000       $779,160   304,285     113,334   $8,999,245   $1,410,074
P. S. Hellman................           0            N/A    64,666      33,334    2,028,825      414,074
J. A. Janitz.................           0            N/A    18,500      20,000      528,000      248,440
C. O. Macey..................           0            N/A    55,333      16,667    1,710,163      207,037
T. W. Hannemann..............           0            N/A    60,733      15,667    1,920,113      194,167
M. A. Coyle..................           0            N/A    91,522      15,667    2,783,849      194,167

PENSION PLAN INFORMATION

     The Company maintains pension plans for most of its domestic employees. All executive officers are currently covered by the Company's salaried pension plans. The pension plans would provide the estimated retirement benefits set forth in the table below, expressed as annual amounts payable in a single-life annuity based upon the employee's retirement at or after age 60. Retirement benefits are reduced after the retiree reaches age 62 to reflect certain Social Security benefits paid by the Company on behalf of its employees. Participants in the salaried pension plan who have satisfied the age and service requirements may elect, as an alternative to the single-life annuity, joint and survivor, 10-year certain or lump sum forms of payment.

                         ESTIMATED RETIREMENT BENEFITS

  AVERAGE                               YEARS OF SERVICE
COMPENSATION     --------------------------------------------------------------
    RATE            15           20           25           30            35
------------     --------     --------     --------     --------     ----------
 $  200,000      $ 45,000     $ 60,000     $ 75,000     $ 90,000     $  105,000
    400,000        90,000      120,000      150,000      180,000        210,000
    600,000       135,000      180,000      225,000      270,000        315,000
    800,000       180,000      240,000      300,000      360,000        420,000
  1,000,000       225,000      300,000      375,000      450,000        525,000
  1,200,000       270,000      360,000      450,000      540,000        630,000
  1,400,000       315,000      420,000      525,000      630,000        735,000
  1,600,000       360,000      480,000      600,000      720,000        840,000
  1,800,000       405,000      540,000      675,000      810,000        945,000
  2,000,000       450,000      600,000      750,000      900,000      1,050,000
  2,200,000       495,000      660,000      825,000      990,000      1,155,000

     Retirement benefits under the Company's salaried pension plan are calculated using the participant's average monthly compensation during the five consecutive years that would yield the highest such average. Compensation for pension purposes is based on the participant's salary (the first column of the Summary Compensation Table) and performance-related bonus (the second column of the Summary Compensation Table less that portion of such column attributable to payouts under strategic incentive grants) actually paid during a given year. The years of service completed by the Chief Executive Officer and each of the other five named executives are as follows: J. T. Gorman (age 58) -- 28 years of service; P. S. Hellman (age 46) -- 7 years of service; J. A. Janitz (age
53) -- 6 years of service; C. O. Macey (age 58) -- 24 years of service; T. W. Hannemann (age 53) -- 26 years of service; and M. A. Coyle (age 54) -- 23 years of service.

     For years after 1988 through 1993, compensation for purposes of qualified pension plans is limited to a maximum of $200,000 per year (increased by annual cost-of-living adjustments). For years after 1993, compensation for the purposes of qualified pension plans is limited to a maximum of $150,000 per year (increased only when the cumulative annual cost-of-living adjustments warrant another $10,000 incremental increase). To the extent the benefits set forth above exceed the limitations applicable to the tax-qualified salaried pension plan by virtue of the federal tax laws, benefits will be paid to such employees, including all executive officers, pursuant to nonqualified, supplemental plans.

CHANGE IN CONTROL AGREEMENTS AND OTHER COMPENSATORY ARRANGEMENTS

     The Company has entered into agreements with each of its current executive officers, including each person named in the Summary Compensation Table except Mr. Macey, and certain other key employees. These agreements are designed generally to assure continued management in the event of a change in control of the Company and are operative only if a change in control occurs. The agreements are intended to continue compensation and benefits comparable to those in effect prior to any change in control.

     The agreements provide that, following a change in control, the officer will be employed by the Company for a period of three years (the "Employment Period"). During the Employment Period, the officer will be entitled to receive an annual base salary and to continue participation in employee benefit plans at levels not less than those in effect prior to the change in control. The incentive portion of the officer's compensation will equal the highest incentive award paid to the officer for any of three calendar years preceding the change in control. If the officer's employment were to be terminated by the Company during the Employment Period for reasons other than disability or cause, or by the officer for reasons relating to changed circumstances or during the 60-day period immediately following the first anniversary of the occurrence of a change of control, the officer would be entitled to receive a severance payment equal to the net present value of (i) the salary and incentive pay that the officer would have received under the agreement for the remainder of the Employment Period or two years, whichever is longer (the "Remaining Period"), and (ii) the employee benefits (other than employee welfare benefits and stock options and similar compensatory benefits) that the officer would have received for the Remaining Period, including under the Company's retirement plans, assuming vesting. The Company would also provide the officer with health insurance and similar welfare benefits for the Remaining Period, subject to reduction for comparable welfare benefits received in subsequent employment. If any payments (including payments under the agreement) to the officer were determined to be "excess parachute payments" under the Internal Revenue Code, the officer would be entitled to receive an additional payment (net of income taxes) to compensate the officer for the excise tax imposed by the Internal Revenue Code on such payments. The agreements also provide that the Company would reimburse the officer for costs of enforcement.

     For purposes of the agreements, as well as the Company's stock option grants, a change in control is defined as a change occurring (a) by virtue of certain mergers or consolidations or sale or transfer of assets by the Company to another corporation or (b) by virtue of a change in the majority of the Directors of the Company during any two-year period unless the election of each new Director was approved by a two-thirds vote of the Directors in office at the beginning of such period or (c) through the acquisition of shares representing 20 percent or more of the voting power of the Company or (d) through any other change in control reported in any filing with the Securities and Exchange Commission; provided, however, that no change in control is deemed to have occurred by the acquisition of shares, or any report of such acquisition, by the Company, a subsidiary of the Company or a Company-sponsored employee benefit plan.

     The Company also has entered into split-dollar life insurance agreements with certain key executive officers, including each of the persons named in the Summary Compensation Table except Mr. Macey. Under the split-dollar agreements, the Company owns, and pays the premiums on, the life insurance policies and the executive has the right to designate a beneficiary to receive a fixed portion of the policy death benefit. The balance of the death benefit will be payable to the Company as a recovery of its investment. Upon a change of control, ownership of the policies will transfer to an irrevocable trust, and the Company will be required to fund the trust with sufficient assets to pay future premiums on the policies.

     In December 1995, the Company entered into a consulting agreement with Mr. Macey, upon his retirement as an Executive Vice President of the Company. The consulting agreement, which has a term of two years, will pay him $100,000 a year, plus reasonable expenses.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF TRW INC.,
                     S&P 500 INDEX AND PEER INDUSTRY GROUP

     The chart below compares the five-year cumulative total return on TRW Common with that of the S&P 500 Index and a peer industry group. This graph assumes $100 was invested on December 31, 1990 in each of TRW Common, the S&P 500 Index and a peer group index. The peer industry group is composed of an automotive segment and a space and defense segment, reflecting the Company's primary sources of revenue. The automotive segment is represented by the average of two published indices, the Dow Jones Transportation Equipment Index and the Dow Jones Auto Parts and Equipment (excluding Tire and Rubber) Index. The space and defense segment is represented by the Dow Jones Aerospace and Defense Index. The two segments are weighted according to the relative annual revenues of the Company's automotive and space and defense segments. Cumulative total return assumes reinvestment of dividends.

      Measurement Period
    (Fiscal Year Covered)             TRW           S&P 500       Peer Group
1990                                       100             100             100
1991                                       116             130             128
1992                                       165             140             152
1993                                       204             155             197
1994                                       200             157             188
1995                                       242             215             246

                                    GENERAL

SOLICITATION OF PROXIES

     The enclosed proxy is being solicited by the Directors of the Company, and the cost of the solicitation will be paid by the Company.

     The Company has retained Georgeson & Co. of New York City to aid in the solicitation of proxies. The anticipated cost of their services is $12,000 plus disbursements. Solicitations may be made by personal interview, mail, telephone and telegram, and it is anticipated that such solicitations will consist primarily of requests to brokerage houses, custodians, nominees and fiduciaries to forward the soliciting material to the beneficial owners of shares held of record by such persons. In addition, certain officers and other employees of the Company may, by telephone, telegram, letter or personal interview, request the return of proxies.

OUTSTANDING SECURITIES

     Holders of TRW Common and Serial Preference Stock II of record at the close of business on February 9, 1996 are the only shareholders entitled to notice of, and to vote at, the meeting. At the close of business on that date, there were issued and outstanding 65,825,031 shares of TRW Common, 52,265 shares of Serial Preference Stock II (Series 1) and 87,755 shares of Serial Preference Stock II (Series 3), each of which shares entitles the holder thereof to one vote.

     To the knowledge of the Company, except as set forth below, no person beneficially owns more than five percent of any class of the Company's voting stock. The following table presents information as of December 31, 1995 derived from Schedules 13G filed with the Securities and Exchange Commission by persons beneficially owning more than five percent of TRW Common:

                                                               NO. OF SHARES AND NATURE
                                                                    OF BENEFICIAL           PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNERSHIP(1)             CLASS
-------------------------------------------------------------  ------------------------     ----------
The TRW Employee Stock Ownership and Stock Savings Plan......         10,328,947(2)            15.6
  1900 Richmond Road
  Cleveland, Ohio 44124
Putnam Investments, Inc......................................          5,117,958(3)             7.8
  One Post Office Square
  Boston, Massachusetts 02109

---------------
(1) Each beneficial owner listed in the table certified in its Schedule 13G that, to the best of its knowledge and belief, the TRW Common beneficially owned by it was acquired in the ordinary course of business and not for the purpose of changing or influencing control of the Company.

(2) Bankers Trust New York Corporation ("BTCorp."), its wholly-owned subsidiary Bankers Trust Company (the "Bank"), and its indirectly wholly-owned subsidiary BT Variable, Inc. ("BT"), (together "Bankers Trust"), 280 Park Avenue, New York, New York 10017, have indicated that, as of December 31, 1995, the Bank was the record owner of 10,635,631 shares of TRW Common held by the Bank as trustee of The TRW Employee Stock Ownership and Stock Savings Plan, as to which the Bank disclaims beneficial ownership. In addition, Bankers Trust has reported an aggregate beneficial ownership of 1,115,401 shares of TRW Common (BTCorp -- 21,900 shares, the Bank 1,075,901 shares and BT 17,600 shares). Of the total amount reported beneficially owned by Bankers Trust, BTCorp has sole voting and dispositive power over 21,900 shares of TRW Common but no shared voting or shared dispositive powers. Of the total amount reported beneficially owned by Bankers Trust, the Bank has sole voting power over 564,889 shares of TRW Common, shared voting power over 4,900 shares of TRW Common, sole dispositive power over 1,069,721 shares of TRW Common and shared dispositive power over 6,180 shares of TRW Common. Of the total amount reported beneficially owned by Bankers Trust, BT has shared voting power and sole dispositive power over 17,600 shares of TRW Common but no sole voting or shared dispositive powers.

(3) Of the total amount reported beneficially owned by Putnam Investments, Inc., a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("PI"), Putnam Investment Management, a wholly-owned, registered investment advisor of PI, has shared dispositive power over 5,053,848 shares of TRW Common but no sole or shared voting power and no sole dispositive power over any shares of TRW Common reported beneficially owned by PI. The Putnam Advisory Company, Inc., another wholly-owned, registered investment advisor of PI, has shared voting power over 40,700 shares of TRW Common and shared dispositive power over 64,100 shares of TRW Common but no sole voting power or sole dispositive power over any shares of TRW Common reported beneficially owned by PI. Marsh & McLennan has no voting or dispositive power of any kind over any of the shares of TRW Common reported beneficially owned by PI.

VOTING

     Any shareholder of the Company may exercise cumulative voting rights for the election of Directors (i) if the shareholder notifies the President, a Vice President or the Secretary of the Company in writing, not less than 48 hours before the time of the meeting, that cumulative voting is being requested, and
(ii) if an announcement of such request is made at the beginning of the meeting by the Chairman or Secretary of the Company or by or on behalf of the shareholder making the request. Cumulative voting allows each shareholder to cumulate his or her voting power by (i) casting his or her cumulated votes for one nominee or by (ii) distributing his or her votes (the number of shares held multiplied by the number of Directors to be elected) among two or more nominees. The Company does not currently anticipate that cumulative voting will be requested at the annual meeting. Nevertheless, if cumulative voting is requested, the persons named in the proxy will vote cumulatively the shares represented by the proxy for such of the nominees as they may determine, unless specifically directed otherwise by the shareholder. Of course, no votes represented by proxy will be cumulated or cast for a nominee from whom the shareholder executing the proxy has specifically directed that such votes be withheld.

     The Company's policy on confidential voting provides that no proxy, ballot or voting tabulation that identifies the particular vote of a shareholder will be disclosed to Directors or officers of the Company except (a) as necessary to meet applicable legal requirements, (b) to permit inspectors of election to certify the results of the vote or (c) in a contested proxy election. The policy also provides for confidential treatment of shareholder comments and for an independent inspector of elections to certify the vote and confirm the integrity of the voting process.

SHAREHOLDER PROPOSALS

     Shareholder proposals for consideration at the 1997 annual meeting of shareholders must be submitted in writing to the Company and should be addressed to the attention of the Secretary of the Company at the address set forth on the cover page of this proxy statement. The proposals must be received by the Company on or before November 18, 1996.

PROXY REVOCATION

     Please mark, date, sign and return promptly the enclosed proxy whether or not you expect to attend the meeting. A return, postage-paid envelope is enclosed for your convenience. You may, without affecting any vote previously taken, revoke your proxy by a later-dated proxy received by the Company, by giving notice of revocation to the Company in writing, or by attending the meeting and withdrawing the proxy. Attendance at the meeting will not in and of itself revoke a proxy.

                                 OTHER MATTERS

     The Directors do not know of any other matters that are to be presented at the meeting. Should any other matter requiring a vote of the shareholders properly come before the meeting, the holders of the proxies will vote your shares with respect to such matter in accordance with their judgment.

                                          MARTIN A. COYLE
                                          Secretary

March 20, 1996

                              TRW INC. 1996 PROXY
--------------------------------------------------------------------------------
USE AN "X" IN THE BOXES TO INDICATE YOUR VOTE. IF YOU DO NOT GIVE DIRECTIONS BY MARKING THE BOXES, YOUR SIGNED PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES, "FOR" PROPOSAL 2, "AGAINST" PROPOSAL 3 AND IN THE DISCRETION OF THE NAMED PROXIES UPON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

--------------------------------------------------------
         DIRECTORS RECOMMEND A VOTE FOR.
--------------------------------------------------------

                             FOR       WITHHOLD
 1. Election of Directors    / /         / /
   (see other side)

 Instruction: To withhold authority to vote for any
 individual nominee, print that nominee's name on the
 following line:
--------------------------------------------------------
--------------------------------------------------------

--------------------------------------------------------
            DIRECTORS RECOMMEND A VOTE FOR.
--------------------------------------------------------

                             FOR     AGAINST   ABSTAIN
2. Appointment of            / /      / /        / /
   Independent Auditors


--------------------------------------------------------
          DIRECTORS RECOMMEND A VOTE AGAINST
          THE FOLLOWING SHAREHOLDER PROPOSAL.
--------------------------------------------------------
3. Report to Share-          FOR     AGAINST   ABSTAIN
   holders on Research       / /      / /        / /
   and Development of
   Space Weapons
--------------------------------------------------------
The proxies are authorized to vote in their discretion
upon any other matter that may come before the meeting.


Signature(s) should agree with name(s) shown at left. If signing for a corporation, partnership, estate or trust or as agent, attorney or fiduciary, title or capacity should be stated. If shares are held jointly, every holder should sign.

Signature

-------------------------------

Signature

-------------------------------

Date
                           1996
-------------------------------

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE RETURN
ENVELOPE.


                                                        [logo]


     SOLICITATION BY THE DIRECTORS OF TRW INC.
     1996 CONFIDENTIAL VOTING INSTRUCTIONS

     TO: CO-TRUSTEES UNDER THE TRW EMPLOYEE STOCK OWNERSHIP
      AND STOCK SAVINGS PLAN
      C/O NATIONAL CITY BANK, CLEVELAND, OHIO

     I hereby direct that the voting rights pertaining to shares of stock of TRW Inc. allocated to my account under the above-named plan shall be exercised at the Annual Meeting of Shareholders of TRW Inc. to be held April 24, 1996, and at any adjournment of such meeting, as designated on the other side of this card.

     The nominees for Director are M. Feldstein, R. M. Gates, E. B. Jones, D.
     B. Lewis and J. T. Lynn or, if any of the nominees are unavailable for election, the remaining nominees and such other persons as are nominated by the Directors.

     I understand that the voting rights will be exercised as directed by the participants in the plan and that all shares for which you have not received any instructions prior to the meeting will be voted in your discretion.

     (Continued, and to be completed, signed and dated, on the other side)

                       TRW INC. 1996 VOTING INSTRUCTIONS
--------------------------------------------------------------------------------
USE AN "X" IN THE BOXES TO INDICATE YOUR VOTE.

--------------------------------------------------------
         DIRECTORS RECOMMEND A VOTE FOR.
--------------------------------------------------------

                             FOR       WITHHOLD
 1. Election of Directors    / /         / /
   (see other side)

 Instruction: To withhold authority to vote for any
 individual nominee, print that nominee's name on the
 following line:
--------------------------------------------------------
--------------------------------------------------------

--------------------------------------------------------
            DIRECTORS RECOMMEND A VOTE FOR.
--------------------------------------------------------

                             FOR     AGAINST   ABSTAIN
2. Appointment of            / /      / /        / /
   Independent Auditors


--------------------------------------------------------
            DIRECTORS RECOMMEND A VOTE AGAINST
            THE FOLLOWING SHAREHOLDER PROPOSAL
--------------------------------------------------------
3. Report to Share-          FOR     AGAINST   ABSTAIN
   holders on Research       / /      / /        / /
   and Development of
   Space Weapons
--------------------------------------------------------








Signature should agree with name shown at left.


Signature

-------------------------------

Date
                           1996
-------------------------------

PLEASE COMPLETE, SIGN, DATE AND RETURN THESE INSTRUCTIONS IMMEDIATELY IN THE
RETURN ENVELOPE.

                                                        [logo]


     SOLICITATION BY THE DIRECTORS OF TRW INC.
     1996 CONFIDENTIAL VOTING INSTRUCTIONS

     TO: THE ROYAL TRUST COMPANY
       TRUSTEE UNDER THE TRW CANADA STOCK SAVINGS PLAN

     I hereby direct that the voting rights pertaining to shares of stock of TRW Inc. held by you, as Trustee, and allocated to my account under the above-named plan shall be exercised at the Annual Meeting of Shareholders of TRW Inc. to be held April 24, 1996, and at any adjournment of such meeting, as designated on the other side of this card.

     The nominees for Director are M. Feldstein, R. M. Gates, E. B. Jones, D.
     B. Lewis and J. T. Lynn or, if any of the nominees are unavailable for election, the remaining nominees and such other persons as are nominated by the Directors.

     I understand that the voting rights will be exercised as directed by the participants in the plan and that all shares for which you have not received any instructions prior to the meeting will be voted in your discretion.

     (Continued, and to be completed, signed and dated, on the other side)

                       TRW INC. 1996 VOTING INSTRUCTIONS
--------------------------------------------------------------------------------
USE AN "X" IN THE BOXES TO INDICATE YOUR VOTE.


--------------------------------------------------------
         DIRECTORS RECOMMEND A VOTE FOR.
--------------------------------------------------------

                             FOR       WITHHOLD
 1. Election of Directors    / /         / /
   (see other side)

 Instruction: To withhold authority to vote for any
 individual nominee, print that nominee's name on the
 following line:
--------------------------------------------------------
--------------------------------------------------------

--------------------------------------------------------
            DIRECTORS RECOMMEND A VOTE FOR.
--------------------------------------------------------

                             FOR     AGAINST   ABSTAIN
2. Appointment of            / /      / /        / /
   Independent Auditors


--------------------------------------------------------
            DIRECTORS RECOMMEND A VOTE AGAINST
            THE FOLLOWING SHAREHOLDER PROPOSAL
--------------------------------------------------------
3. Report to Share-          FOR     AGAINST   ABSTAIN
   holders on Research       / /      / /        / /
   and Development of
   Space Weapons
--------------------------------------------------------








Signature should agree with name shown at left.


Signature

-------------------------------

Date
                           1996
-------------------------------

PLEASE COMPLETE, SIGN, DATE AND RETURN THESE INSTRUCTIONS IMMEDIATELY IN THE
RETURN ENVELOPE.


                                                                [logo]


     TRW INC. 1996 PROXY

     THIS PROXY IS SOLICITED BY THE DIRECTORS OF TRW INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 1996.

     The undersigned hereby appoints J. T. Gorman, P. S. Hellman and M. A. Coyle, and each of them, as proxies, each with the power to appoint his substitute, and authorizes them to vote as specified all shares that the shareholder named on the reverse side is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 1900 Richmond Road, Lyndhurst, Ohio on April 24, 1996, at 8:30 a.m., including any adjournment thereof, as fully as the undersigned could do if personally present, and in their discretion to vote upon all other matters as properly may be brought before such meeting.

     The nominees for Director are M. Feldstein, R. M. Gates, E. B. Jones, D.
     B. Lewis and J. T. Lynn or, if any of the nominees are unavailable for election, the remaining nominees and such other persons as are nominated by the Directors.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IN ORDER FOR YOUR SHARES TO BE VOTED BY THE PROXIES AT THE ANNUAL MEETING, YOUR PROXY MUST BE COMPLETED, SIGNED, DATED AND RETURNED TO THE COMPANY BEFORE OR AT THE ANNUAL MEETING ON APRIL 24, 1996.

     (Continued, and to be completed, signed and dated, on the other side)

                              TRW INC. 1996 PROXY
--------------------------------------------------------------------------------
USE AN "X" IN THE BOXES TO INDICATE YOUR VOTE. IF YOU DO NOT GIVE DIRECTIONS BY MARKING THE BOXES, YOUR SIGNED PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES, "FOR" PROPOSAL 2, "AGAINST" PROPOSAL 3 AND IN THE DISCRETION OF THE NAMED PROXIES UPON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

--------------------------------------------------------
         DIRECTORS RECOMMEND A VOTE FOR.
--------------------------------------------------------

                             FOR       WITHHOLD
 1. Election of Directors    / /         / /
   (see other side)

 Instruction: To withhold authority to vote for any
 individual nominee, print that nominee's name on the
 following line:
--------------------------------------------------------
--------------------------------------------------------

--------------------------------------------------------
            DIRECTORS RECOMMEND A VOTE FOR.
--------------------------------------------------------

                             FOR     AGAINST   ABSTAIN
2. Appointment of            / /      / /        / /
   Independent Auditors


--------------------------------------------------------
          DIRECTORS RECOMMEND A VOTE AGAINST
          THE FOLLOWING SHAREHOLDER PROPOSAL.
--------------------------------------------------------
3. Report to Share-          FOR     AGAINST   ABSTAIN
   holders on Research       / /      / /        / /
   and Development of
   Space Weapons
--------------------------------------------------------
The proxies are authorized to vote in their discretion
upon any other matter that may come before the meeting.

Shares of Common Stock
Shares of Serial Preference
Stock II ($4.40 Series 1)
Shares of Serial Preference
Stock II ($4.50 Series 3)

Signature(s) should agree with name(s) shown at left. If signing for a corporation, partnership, estate or trust or as agent, attorney or fiduciary, title or capacity should be stated. If shares are held jointly, every holder should sign.

Signature

-------------------------------

Signature

-------------------------------

Date
                           1996
-------------------------------

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE RETURN
ENVELOPE.
